Exhibit 10.33

APARTMENT TRUST OF AMERICA, INC.

2012 OTHER EQUITY-BASED AWARD PLAN

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Article VII ADJUSTMENT UPON CHANGE IN COMMON STOCK		8

Article VIII CHANGE IN CONTROL		10

8.01.	Impact of Change in Control	10
8.02.	Assumption Upon Change in Control	10
8.03.	Cash-Out Upon Change in Control	10
8.04.	Limitation of Benefits	11

Article IX COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		12

Article X GENERAL PROVISIONS		13

10.01.	Effect on Employment and Service	13
10.02.	Unfunded Plan	13
10.03.	Rules of Construction	13
10.04.	Withholding Taxes	14
10.05.	REIT Status	14

Article XI AMENDMENT		15

Article XII DURATION OF PLAN		15

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ARTICLE I

DEFINITIONS

1.01. Administrator

“Administrator” means the Administrator of the Incentive Plan.

1.02. Agreement

“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Other Equity-Based Award (including an LTIP Unit) granted to such Participant.

1.03. Board

“Board” means the Board of Directors of the Company.

1.04. Change in Control

“Change in Control” means and includes each of the following:

(a) The acquisition, either directly or indirectly, by any individual, entity or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition by the Company or any Subsidiary, (ii) any acquisition by a trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any Subsidiary, (iii) any acquisition by an underwriter, initial purchaser or placement agent temporarily holding the Company’s securities pursuant to an offering of such securities or (iv) any acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then Outstanding Company Common Stock.

(b) Incumbent Directors cease to be a majority of the Board.

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless following such Business Combination:

(i) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the entity resulting from such Business Combination (the “Successor Entity”) (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity (the “Parent Company”));

(ii) no Person (other than any employee benefit plan sponsored or maintained by the Successor Entity or the Parent Company) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity); and

(iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Successor Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(d) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Subsidiaries, taken as a whole, to any Person that is not a Subsidiary of the Company.

In addition, if a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.05. Code

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

1.06. Common Stock

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

1.07. Company

“Company” means Apartment Trust of America Inc., a Maryland corporation.

1.08. Control Change Date

“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.09. Dividend Equivalent Right

“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Administrator, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on Common Stock with respect to an Other Equity-Based Award of units denominated in Common Stock. The Administrator may provide that such Dividend Equivalents (if any) shall be distributed only when, and to the extent that, the underlying award is vested or earned and also may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Common Stock or otherwise reinvested.

1.10. Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.11. Fair Market Value

“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading (or as reported on any composite index which includes such principal exchange) on the trading day previous to such date or, if there is no closing price for a share of Common Stock on the trading day previous to such date, then on the next preceding date on which a trade occurred. If, on any given date, the Common Stock is not listed on any exchange, the amount determined by the Administrator using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

1.12. Incentive Plan

“Incentive Plan” means The 2006 Incentive Award Plan of Apartment Trust of America, Inc., as amended.

1.13. Incumbent Directors

“Incumbent Directors” means individuals who, on the date this Plan is adopted by the Board, constitute the Board, provided that any individual becoming a director subsequent to that date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual designated to serve as a director by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c) and no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors shall be an Incumbent Director.

1.14. LTIP Unit

“LTIP Unit” means an “LTIP Unit” as defined in the Operating Partnership’s partnership agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.

1.15. Operating Partnership

“Operating Partnership” means Apartment Trust of America Holdings, L.P.

1.16. Other Equity-Based Award

“Other Equity-Based Award” means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles a Participant to receive Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, Common Stock (including securities convertible into Common Stock) or other equity interests including LTIP Units.

1.17. Participant

“Participant” means an employee or officer of the Company or a Subsidiary, a member of the Board who is not an officer or employee of the Company or a Subsidiary, or an individual who provides bona fide services to the Company or a Subsidiary (including an individual who provides services to the Company or a Subsidiary by virtue of employment with, or providing services to, the Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Administrator to receive an Other Equity-Based Award.

1.18. Plan

“Plan” means this Apartment Trust of America, Inc. 2012 Other Equity-Based Award Plan.

1.19. REIT

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

1.20. Subsidiary

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. “Subsidiary” also means any partnership or limited liability company in which the Company or any Subsidiary owns a partnership or membership interest representing fifty percent (50%) or more of the capital or profits interests of such partnership or limited liability company.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is also intended to complement the purposes and objectives of the Incentive Plan through the grant of Other Equity-Based Awards under the Plan. Any proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the transferability or forfeitability of an Other Equity-Based Award. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Other Equity-Based Award may become exercisable, transferable or nonforfeitable or the time at which an Other Equity-Based Award may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of this Plan. The Administrator’s determinations under the Plan (including without limitation, determinations of the individuals to receive awards under the Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Administrator selectively among individuals who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. The individuals serving as Administrator shall not be liable for any act done in good faith with respect to this Plan or any Other Equity-Based Award. All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or a Subsidiary (including a trade or business that becomes a Subsidiary after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides significant services to the Company or a Subsidiary (including an individual who provides services to the Company or a Subsidiary by virtue of employment with, or providing services to, the Operating Partnership) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that the participation of such individual is in the best interest of the Company.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN

5.01. Common Stock Issued

Upon the award of an Other Equity-Based Award or in settlement of an Other Equity-Based Award, the Company may deliver (and shall deliver if required under an Agreement) to the Participant Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit

(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan, together with the number of shares issued under the Incentive Plan, is 2,000,000 shares of Common Stock. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis, i.e., each such unit shall be treated as an award of Common Stock.

(b) The maximum number of shares of Common Stock that may be issued under this Plan, and the number of shares of Common Stock by which such number shall be reduced in respect of Other Equity-Based Awards that are LTIP Units, in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article VII.

5.03. Reallocation of Shares

If any award or grant under the Plan (including LTIP Units) or the Incentive Plan expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of additional Other Equity-Based Awards and other awards under the Incentive Plan. Any Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Other Equity-Based Award or any award under the Plan shall not reduce the number of shares of Common Stock available under the Plan or the Incentive Plan.

ARTICLE VI

OTHER EQUITY–BASED AWARDS

6.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant. The Administrator also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.

6.02. Terms and Conditions

The Administrator, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Administrator, in its discretion and set forth in the Agreement.

6.03. Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in Common Stock, cash or a combination of Common Stock and cash, as determined by the Administrator in its discretion; provided, however, that any Common Stock that is issued on account of the conversion of LTIP Units into Common Stock shall not be counted as additional shares of Common Stock issued under the Plan to the extent previously counted as issued under the Plan pursuant to Section 5.02(a). Other Equity-Based Awards denominated as equity interests other than Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Administrator in its discretion.

6.04. Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

6.05. Stockholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in Common Stock.

ARTICLE VII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

In the event that the Board determines that any nonreciprocal transaction between the Company and its stockholders (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend) causes the per-share value of the Common Stock to change, then the authorization limitation under Section 5.02 shall be adjusted proportionately and the Board shall make such adjustments as determined by the Board to be necessary, in the Board’s sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Other Equity-Based Award, in such manner as it may deem equitable, including adjusting any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Other Equity-Based Awards may be granted or awarded (including, but not limited to, adjustments of the limitation in Section 5.02 on the maximum number and kind of shares which may be issued;

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Other Equity-Based Awards; and

(iii) The grant or exercise price with respect to any Other Equity-Based Award.

Except in the event of a Change in Control (in which case Article VIII shall apply), upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares) or in the event of any transaction or event described in the preceding paragraph or any unusual or nonrecurring transactions or statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Other Equity-Based Award, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either the purchase of any such Other Equity-Based Award for an amount of cash equal to the amount that could have been attained upon the exercise, vesting or settlement of such award or the replacement of such award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that the Other Equity-Based Award cannot vest, be exercised or become payable after such event;

(iii) To provide that such Other Equity-Based Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of such award.

(iv) To provide that such Other Equity-Based Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, which appropriate adjustments as to the number and kind of shares and prices;

(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Other Equity-Based Awards, and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Other Equity-Based Awards which may be granted in the future; and

(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Other Equity-Based Award upon some or all shares of Common Stock or other securities covered by the Other Equity-Based Award may be terminated.

The Administrator may, in its discretion, include such further provisions and limitations in any Other Equity-Based Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

The existence of the Plan and any Other Equity-Based Awards granted hereunder (and any Agreements relating thereto) shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE VIII

CHANGE IN CONTROL

8.01. Impact of Change in Control.

Upon a Change in Control, the Committee is authorized to cause outstanding Other Equity-Based Awards to become earned and nonforfeitable in whole or in part.

8.02. Assumption Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Other Equity-Based Award, in whole or in part, shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Other Equity-Based Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award, or portion thereof to be assumed or substituted, as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

8.03. Cash-Out Upon Change in Control.

In the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each outstanding Other Equity-Based Award, in whole or in part, shall be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to the price per share received by stockholders for each share of Common Stock subject to an Other

Equity-Based Award, or portion thereof to be cancelled, or the value of the other securities or property in which the Other Equity-Based award, or portion thereof to be canceled, is denominated.

8.04. Limitation of Benefits.

The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 8.04, the Parachute Payments will be reduced pursuant to this Section 8.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article VIII, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 8.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 8.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 8.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article VIII, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 8.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

Notwithstanding any other provision of this Section 8.04, the limitations and provisions of this Section 8.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification or other payment for any liability that the Participant may incur under Code Section 4999. In addition, nothing in this Section 8.04 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.

ARTICLE IX

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Common Stock shall be issued, no certificates for Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the shares of Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when an Other Equity-Based Award is settled may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE X

GENERAL PROVISIONS

10.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

10.02. Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

10.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Administrator and without requiring the Participant’s consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate indentified payment for purposes of Section 409A.

If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

10.04. Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Other Equity-Based Award) or a cash equivalent acceptable to the Administrator. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district or city withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the settlement of an Other Equity-Based Award (if applicable); or (c) by any other method as may be approved by the Administrator. If Common Stock is used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares of Common Stock surrendered, withheld or reduced shall be determined as of the day the tax liability arises and the number of shares of Common Stock which may be withheld or surrendered shall be limited to the number of shares of Common Stock which have a Fair Market Value on the day preceding the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

10.05. REIT Status

The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the stock ownership limit or any other limitation on ownership or transfer prescribed by the Company’s Charter, or (ii) if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

ARTICLE XI

AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Other Equity-Based Awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would materially increase the aggregate number of shares of Common Stock that may be issued under the Plan together with the number of shares that may be issued under the Incentive Plan (except as provided in Article VII).

ARTICLE XII

DURATION OF PLAN

No Other Equity-Based Award may be granted under this Plan after the day before the tenth anniversary of the date that the Incentive Plan was adopted by the Board. Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.